Exhibit 5





                                October 19, 1999





Centennial First Financial Services
218 E. State Street
Redlands, California 92373

RE:      Registration Statement on Form S-4

Gentlemen:

At your request, we have examined the form of Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for the offer and sale of up to 753,469 shares of your common stock, no par value (the "Common Stock"). We are familiar with the actions taken or to be taken in connection with the authorization, issuance and sale of the Common Stock.

It is our opinion that, subject to said proceedings being duly taken and completed as now contemplated before the issuance of the Common Stock, said Common Stock, will, upon the issuance and sale thereof be legally and validly issued and fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to said Registration Statement.

                                          Respectfully submitted,

                                          GARY STEVEN FINDLEY & ASSOCIATES

                                   By:    /s/ Gary Steven Findley

                                          Gary Steven Findley
                                          Attorney at Law